                                                                     EXHIBIT 4.6


                                 AMENDMENT NO. 2
                    TO AMENDED AND RESTATED VOTING AGREEMENT

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED VOTING AGREEMENT (the "Amendment") is made and entered into as of April 1, 2002, by and among Symbion, Inc., a Tennessee corporation formerly named "UniPhy Healthcare, Inc." (the "Company"), and those persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually, an "Investor").

                                R E C I T A L S:

         WHEREAS, the Company and certain of the Investors (the "Original Investors") are parties to that certain Amended and Restated Voting Agreement, dated as of June 25, 1999, as amended by Amendment No. 1 thereto, dated as of August 11, 1999 (collectively, the "Voting Agreement");

         WHEREAS, the Company, Symbion Acquisition Sub, Inc. ("Symbion Sub") and Physicians Surgical Care, Inc. ("PSC") are parties to that certain Agreement and Plan of Merger, dated as of March 7, 2002 (the "Merger Agreement"), which provides, among other things, for the merger of Symbion Sub with and into PSC and for PSC to become a wholly owned subsidiary of the Company (the "Merger");

         WHEREAS, it is a condition of PSC's obligations under the Merger Agreement that the Company and the Original Investors amend the Voting Agreement to add J.H. Whitney III, L.P. ("JHW III"), J.H. Whitney IV, L.P. ("JHW IV") and Whitney Strategic Partners III, L.P. ("WSP III" and together with JHW III and JHW IV, the "Whitney Shareholders") as parties thereto and to provide that each of the Whitney Shareholders and the other Investors shall vote its Investor Shares in favor of certain designees to the Company's Board of Directors, including certain designees of the Whitney Shareholders; and

         WHEREAS, the Company and the Investors desire to amend the Voting Agreement as set forth in this Amendment, pursuant to Section 2.3 of the Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree and consent to the following:

         1. Definitions. Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Voting Agreement.

         2. Effectiveness of Amendment. This Amendment shall become effective upon the occurrence of each of the following: : (i) the effectiveness of the Merger; (ii) the execution and delivery of this Agreement by each of the Whitney Shareholders, adopting and accepting the terms hereof and the terms of the Voting Agreement; and (iii) the execution and delivery of this Amendment by the Company and the holders of at least seventy-five percent (75%) of the Investor Shares, adopting and accepting the terms of this Amendment. This Amendment shall be of no force or effect until the occurrence of all of the events described in the preceding sentence.

         3. Additional Parties. Each of the Whitney Shareholders is hereby made a party to the Voting Agreement as an Investor in accordance with the terms and provisions of the Voting Agreement and this Amendment.

         4. Amendment to Section 1.2 of the Voting Agreement. Section 1.2 of the Voting Agreement is hereby deleted and replaced in its entirety with the following:

                  "1.2 Agreement to Vote. (a) Appointment of Directors. At each annual meeting of the shareholders of the Company, or at any meeting of the shareholders of the Company, at which members (each a "Director" and collectively, the "Directors") of the Board of Directors of the Company are to be elected, each Investor hereby agrees to vote or act with respect to such Investor's Investors Shares so as to elect one or more individuals nominated by certain Investors or groups of Investors as follows:

                  (i)      one (1) individual designated by Pacific Venture
         Group;

                  (ii) one (1) individual designated by The Martin Investment Partnership or its subsidiary;

                  (iii) one (1) individual designated by ABS Capital Partners, L.P.;

                  (iv)     the Chief Executive Officer of the Company;

                  (v)      the Chief Operating Officer of the Company;

                  (vi)     one (1) individual designated by Charles N. Martin,
         Jr.;

                  (vii) one (1) individual designated jointly by Richland Ventures II, L.P. and Richland Ventures III, L.P.;

                  (viii)   two (2) individuals designated collectively by Arthur
         S. DeMoss Foundation, Cal Turner, Jr., First Avenue Partners, L.P., HLM/CB Fund, L.P., HLM Partners VII, L.P., Piper Jaffrey, Inc. South Atlantic Private Equity Fund IV (QP), South Atlantic Private Equity Fund IV, L.P. and WW Two, L.P; and

                  (ix) two (2) individuals designated collectively by J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P.

                  (b) Removal. If at any time any Investor or group of Investors, as the case may be, entitled to nominate a Director in accordance with Section 1.2(a) hereof notifies (such notice to be signed by any such Investor or by the holders of a majority of the Investor Shares held by such group of Investors, as the case may be) the other Investors of his or their, as the case may be, wish to remove at any time (but only for cause) a Director nominated by such Investor or group of Investors, as the case may be, then each Investor shall vote all of his, hers or its Investor Shares so as to remove such Director.

                  (c) Replacement. If, at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any Director, the vacancy shall be filled by another individual selected in accordance with the provisions of Section 1.2(a) hereof. Upon receipt of notice of the designation of a nominee pursuant to Section 1.2(c), each Investor shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Investor Shares, to elect the Director so designated to fill the vacancy."

         5. Amendment of Section 1.6 of the Voting Agreement. Section 1.6 of the Voting Agreement is hereby deleted and replaced in its entirety with the following:

                  "1.6     Termination. (a) Termination Event. This Amended and
         Restated Voting Agreement shall terminate in its entirety on the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the capital stock of the Company or any of its subsidiaries or affiliates.

                           (b) Removal of Legend. At any time after the termination of this Amended and Restated Voting Agreement in accordance with Section 1.6(a), any holder of a stock certificate legended pursuant to Section 1.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend."

         6. Amendment of Section 2.3 of the Voting Agreement. Section 2.3 of the Voting Agreement is hereby deleted and replaced in its entirety with the following:

                  "2.3 Amendment. This Amended and Restated Voting Agreement may be amended and any term hereof may be waived only by an instrument in writing signed by (i) the Company, (ii) the Whitney Shareholders and
         (iii) the holders of at least seventy-five percent (75%) of the Investor Shares held by the other Investors."

         7. Amendment to Section 2.4 of the Voting Agreement. Section 2.4 of the Voting Agreement is hereby deleted and replaced in its entirety with the following:

                  "2.4 Severability. If any term or other provision of this Amended and Restated Voting Agreement is held to be invalid or illegal or otherwise incapable of being enforced by any law or public policy, all other terms and provisions of this Amended and Restated Voting Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amended and Restated Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible."

         8. Amendment of Exhibit A. Exhibit A to the Voting Agreement is hereby deleted and replaced in its entirety with Schedule 1 attached hereto.

         9. No Other Changes. Upon execution and delivery of this Amendment by the parties hereto, the Voting Agreement shall be amended in accordance herewith and this Amendment shall form part of the Voting Agreement for all purposes and the parties hereto shall be bound by the Voting Agreement, as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Voting Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Voting Agreement made in accordance with the terms of the Voting Agreement, as hereby amended.

         10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

         11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, and hereby consent to the amendment and modification of the Voting Agreement provided herein, as of the date first above written.


THE COMPANY:

SYMBION, INC.


By: /s/ Richard E. Francis, Jr.
    -------------------------------------------------
         Name: Richard E. Francis, Jr.
               --------------------------------------
         Title: President and Chief Executive Officer
                -------------------------------------


INVESTORS:

UNIPHY PREFERRED SHAREHOLDERS:

ABS Capital Partners, L.P.


By: /s/ Frederick L. Bryant
    ---------------------------------------
         Name: Frederick L. Bryant
              -----------------------------
         Title:
                ---------------------------


/s/ Clifford G. Adlerz
-------------------------------------------
Clifford G. Adlerz


-------------------------------------------
Randy W. Cook


-------------------------------------------
Paul Davis


/s/ Richard E. Francis, Jr.
-------------------------------------------
Richard E. Francis, Jr.


/s/ R. Dale Kennedy
-------------------------------------------
R. Dale Kennedy


-------------------------------------------
Tod Lambert

THE MARTIN COMPANIES, INC.


By: /s/ Charles N. Martin, Jr.
    ---------------------------------------
         Name: Charles N. Martin, Jr.
              -----------------------------
         Title:
                ---------------------------


/s/ Kenneth C. Mitchell
-------------------------------------------
Kenneth C. Mitchell


PACIFIC VENTURE GROUP, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner


By: /s/ Eve M. Kurtin
    ---------------------------------------
         Name:    Eve M. Kurtin
         Title:   Member


PVG ASSOCIATES, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner


By: /s/ Eve M. Kurtin
    ---------------------------------------
         Name:    Eve M. Kurtin
         Title:   Member


/s/ Patrick R. Rooney
-------------------------------------------
Patrick R. Rooney


/s/ Teresa F. Sparks
-------------------------------------------
Teresa F. Sparks


/s/ Gregg Stanley
-------------------------------------------
Gregg Stanley


/s/ Anthony Taparo
-------------------------------------------
Anthony Taparo

ARC KEY SHAREHOLDERS:


ARTHUR S. DEMOSS FOUNDATION


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------


/s/ Jerry M. Eyler
-------------------------------------------
Jerry M. Eyler


FIRST AVENUE PARTNERS, L.P.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------


-------------------------------------------
William H. Freeman


-------------------------------------------
J. Michael Gould


HEALTH TECH AFFILIATES, INC.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
               ----------------------------


HLM/CB FUND, L.P.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------

HLM PARTNERS VII, L.P.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------


-------------------------------------------
W. Lawrence Hough


PIPER JAFFRAY, INC.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------


-------------------------------------------
B. Max Lauderdale


/s/ Charles N. Martin, Jr.
-------------------------------------------
Charles N. Martin, Jr.


/s/ Charles T. Neal
-------------------------------------------
Charles T. Neal


-------------------------------------------
Thomas Patten


-------------------------------------------
Keith B. Pitts


-------------------------------------------
Gary J. Prosterman

RICHLAND VENTURES II, L.P.


By: /s/ Jack Tyrell
    ---------------------------------------
         Name: Jack Tyrell
              -----------------------------
         Title: Managing Partner
                ---------------------------


RICHLAND VENTURES III, L.P.


By: /s/ Jack Tyrell
    ---------------------------------------
         Name: Jack Tyrell
              -----------------------------
         Title: Managing Partner
                ---------------------------


-------------------------------------------
Ann R. Schaaf


SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP


By: /s/ Donald W. Burton
    ----------------------------------------
         Name: Donald W. Burton
              ------------------------------
         Title: Managing Director
                ----------------------------


SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.


By: /s/ Donald W. Burton
    ----------------------------------------
         Name: Donald W. Burton
              ------------------------------
         Title: Managing Director
                ----------------------------


--------------------------------------------
Cal Turner, Jr.


/s/ William V.B. Webb
--------------------------------------------
William V.B. Webb

WW TWO, L.P.


By:
    ---------------------------------------
         Name:
              -----------------------------
         Title:
                ---------------------------


-------------------------------------------
James A. Webb, III


UNIPHY FOUNDERS:


-------------------------------------------
Peter Davidson


/s/ Shannon W. Fiser
-------------------------------------------
Shannon W. Fiser


THE FRANCIS IRREVOCABLE TRUST, ANN FRANCIS, TRUSTEE


By: /s/ Richard E. Francis, Jr.
    ---------------------------------------
         Name: Richard E. Francis
              -----------------------------
         Title: Executor
                ---------------------------


-------------------------------------------
Victor Giovanetti


/s/ George M. Goodwin
-------------------------------------------
George M. Goodwin


-------------------------------------------
Marlene D. Kelley


/s/ H. Edward Kleine III
-------------------------------------------
H. Edward Kleine III


/s/ Darrell Naish
-------------------------------------------
Darrell Naish

/s/ Richard Panek
-----------------------------------------------------
Richard Panek


/s/ Vickie R. Warren
-----------------------------------------------------
Vickie R. Warren


WHITNEY SHAREHOLDERS:

J.H. WHITNEY III, L.P.

By:      J.H. Whitney Equity Partners III, L.L.C.,
         its General Partner


         By:  /s/ Daniel J. O'Brien
              ---------------------------------------
                  Name:  Daniel J. O'Brien
                         ----------------------------
                  Title:  Managing Member
                          ---------------------------


J.H. WHITNEY IV, L.P.

By:      J.H. Whitney Equity Partners IV, L.L.C.,
         its General Partner


         By: /s/ Daniel J. O'Brien
            -----------------------------------------
                  Name:  Daniel J. O'Brien
                         ----------------------------
                  Title:  Managing Member
                          ---------------------------


WHITNEY STRATEGIC PARTNERS III, L.P.

By:      J.H. Whitney Equity Partners III, L.L.C.,
         its General Partner

         By:  /s/ Daniel J. O'Brien
              ---------------------------------------
                  Name: Daniel J. O'Brien
                       ------------------------------
                  Title: Managing Member
                        -----------------------------

ADDITIONAL UNIPHY PREFERRED SHAREHOLDERS:


--------------------------------------------
Bruce F. Chafin


--------------------------------------------
Ray Denson and Mary Denson, as joint tenants


--------------------------------------------
Ray Denson and Mary Denson, as Custodians for Logan V. Denson


--------------------------------------------
Ray Denson and Mary Denson, as Custodians for Morgan R. Denson


--------------------------------------------
Robert E. Galloway


--------------------------------------------
Stephen E. Hobbs


--------------------------------------------
Jeffrey W. Moore


--------------------------------------------
Joseph D. Moore


--------------------------------------------
Paul J. Moore


--------------------------------------------
Carol A. Murdock


--------------------------------------------
Phillip W. Roe

--------------------------------------------
Alan G. Thomas


--------------------------------------------
Daniel B. Soltman


--------------------------------------------
Ronald P. Soltman, as Custodian
for Sarah C. Soltman


--------------------------------------------
Ronald P. Soltman, as Custodian
for Joel M. Soltman

                                   SCHEDULE 1

                              SCHEDULE OF INVESTORS


UNIPHY PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.
Clifford G. Adlerz
Bruce F. Chafin
Randy W. Cook
Paul Davis
Ray Denson and Mary Denson, as joint tenants
Ray Denson and Mary Denson, as Custodians for Logan V. Denson
Ray Denson and Mary Denson, as Custodians for Morgan R. Denson
Richard E. Francis, Jr.
Robert E. Galloway
Stephen E. Hobbs
W. Lawrence Hough
R. Dale Kennedy
Tod Lambert
Kenneth C. Mitchell
Jeffrey W. Moore
Joseph D. Moore
Paul J. Moore
Carol A. Murdock
Pacific Venture Group, L.P.
Keith B. Pitts
PVG Associates, L.P.
Phillip W. Roe
Patrick R. Rooney
Teresa F. Sparks
Gregg Stanley
Anthony Taparo
The Martin Companies, Inc.
Alan G. Thomas
Daniel B. Soltman
Ronald P. Soltman, as Custodian for Sarah C. Soltman
Ronald P. Soltman, as Custodian for Joel M. Soltman
William V.B. Webb


ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation
Jerry M. Eyler
First Avenue Partners, L.P.
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.

HLM/CB Fund, L.P.
HLM Partners VII, L.P.
W. Lawrence Hough
Piper Jaffray, Inc.
B. Max Lauderdale
Charles N. Martin, Jr.
Charles T. Neal
Thomas Patten
Keith B. Pitts
Gary J. Prosterman
Richland Ventures II, L.P.
Richland Ventures III, L.P.
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)
South Atlantic Private Equity Fund IV, L.P.
Cal Turner, Jr.
William V.B. Webb
WW Two, L.P.
James A. Webb, III


UNIPHY FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren


WHITNEY SHAREHOLDERS

J.H. Whitney III, L.P.
J.H. Whitney IV, L.P.
Whitney Strategic Partners III, L.P.